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SHARE PURCHASE AGREEMENT

by and among

COMMERCE ONE, INC.,

NEW COMMERCE ONE HOLDING, INC.

and

SAP AG

June 28, 2001

i

7.3	Governing Law; Jurisdiction and Venue	14
7.4	Specific Enforcement	14
7.5	No Third Party Beneficiaries	14
7.6	Entire Agreement	15
7.7	Severability	15
7.8	Amendment and Waiver	15
7.9	Assignment and Successors	15
7.10	Relationship of the Parties	15
7.11	Notices	15
7.12	Facsimile; Counterparts	16
7.13	Survival of Representations and Warranties	16

EXHIBIT A — CERTAIN DEFINITIONS
EXHIBIT B — FORM OF OPINION OF WSGR
EXHIBIT C — [RESERVED]
EXHIBIT D — FORM OF SAP AG INVESTOR RIGHTS AGREEMENT
EXHIBIT E — FORM OF STANDSTILL AGREEMENT

ii

EXECUTION COPY

SHARE PURCHASE AGREEMENT

    This Share Purchase Agreement (this "Agreement") is entered into as of June 28, 2001, by and between Commerce One, Inc., a Delaware corporation ("Commerce One"), New Commerce One Holding, Inc., a Delaware corporation, ("New Commerce One Holding") and SAP Aktiengesellschaft, a stock corporation incorporated under the laws of the Federal Republic of Germany ("SAP AG").

    WHEREAS, SAP AG wishes to purchase from Commerce One, and Commerce One wishes to issue and sell to SAP AG, certain shares of the Common Stock, par value $0.0001 per share, of Commerce One;

    WHEREAS, SAP AG and Commerce One wish to provide for additional rights with respect to the shares of Common Stock to be purchased pursuant to this Agreement and to make certain representations, warranties and covenants in connection with the purchase and sale of such shares of Common Stock;

    WHEREAS, New Commerce One Holding will assume all of the rights and obligations of Commerce One hereunder upon the consummation of the reorganization of Commerce One into a holding company structure with New Commerce One Holding as the publicly-traded holding company (the "Reorganization"); and

    WHEREAS, certain defined terms used herein are defined in Exhibit A to this Agreement.

    NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

    1.  Agreement To Sell And Purchase Shares

          1.1  Sale and Purchase of Shares.  Subject to the terms and conditions hereof, Commerce One agrees to issue and sell to SAP AG 47,484,767 shares of Common Stock in exchange for $225,552,643 (the "Aggregate Purchase Price"), and SAP AG, subject to the terms and conditions hereof, agrees to purchase shares of Common Stock in exchange for the Aggregate Purchase Price.

          1.2  Closing

                (a) The closing of the purchase and sale of Common Stock hereunder (the "Closing") shall take place at 10 a.m. on the second business day following the satisfaction or waiver of the closing conditions described in Section 4 ("Closing Date") at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, or at such other time and place as Commerce One and SAP AG shall mutually agree. Subject to the terms and conditions of this Agreement, at the Closing, SAP AG shall deliver to Commerce One a check or a wire transfer of immediately available funds in the amount of $225,552,643; and Commerce One shall deliver to SAP AG one or more stock certificates (as requested by SAP AG) representing the 47,484,767 shares of Common Stock (as adjusted by the following proviso, the "Shares"); provided, however, that if the issuance of such number of Shares to SAP AG hereunder would require Commerce One to obtain stockholder approval of the issuance pursuant to Rule 4350(i)(1)(B) or (D) of the Nasdaq National Market Issuer Designation Requirements or under the DGCL, the number of shares to be issued shall be reduced to the maximum number of shares that may be issued without stockholder approval (but in no event shall SAP AG be required to purchase less than 40,000,000 shares of Common Stock hereunder) and the purchase price shall be appropriately adjusted on pro rata basis based on a price per share of $4.75.

                (b) When issued pursuant to the terms and conditions of this Agreement, the shares shall be free and clear of any and all Liens (other than any Liens created by the Related Equity Agreements and any restrictions imposed by applicable securities laws).

          1.3  Legends; Stop Transfer Orders

                (a) All certificates representing the Shares shall bear the following legends:

                      (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. COMMERCE ONE MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT."

                      (ii) "THE SALE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED STANDSTILL AND STOCK RESTRICTION AGREEMENT, DATED AS OF JUNE 28, 2001, BY AND BETWEEN COMMERCE ONE, INC., NEW COMMERCE ONE HOLDING, INC. AND SAP AG. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDERS OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF THESE SHARES AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER."

                      (iii) Any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended.

                      (iv) A legend stating such certificate also represents certain rights issued under Commerce One's Stockholder Rights Plan.

                (b) The certificates representing the Shares will be subject to a stop transfer order with Commerce One's transfer agent that restricts the transfer of the Shares except in compliance with this Agreement and the Standstill Agreement.

                (c) Upon request of SAP AG at any time when any of the Shares are no longer subject to the restrictions set forth in any of the legends described in Section 1.3(a), Commerce One shall, and shall cause its transfer agent to, remove such restrictive legends from the certificates representing such Shares and to cancel the stop order referred to in Section 1.3(b) with respect to such Shares.

    2.  Representations and Warranties of Commerce One

    Commerce One hereby represents and warrants to SAP AG as follows (except as described in the Commerce One disclosure schedule attached hereto):

          2.1  Organization, Standing and Power.  Commerce One is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Commerce One has, and on the Closing Date will have, the corporate power and authority to own its properties and to carry on its business as now being conducted (or as being conducted on the Closing Date) and is, and on the Closing Date will be, duly qualified as a foreign corporation to do business and is, and on the Closing Date will be, in good standing in each jurisdiction in which the failure to be so qualified would have, or would be reasonably expected to have, a Material Adverse Effect on Commerce One.

          2.2  Authority; Binding Nature of Agreements.  Commerce One has all requisite corporate power and authority to enter into this Agreement and any Related Equity Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Equity Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Commerce One. No vote or approval of the stockholders of Commerce One is necessary in connection with the execution, delivery and performance by Commerce One of this Agreement or any Related Equity Agreement to which it is a party. This Agreement and any Related Equity Agreement to which Commerce One is a party have been duly executed and delivered by Commerce One and constitute the valid and binding obligations of Commerce One, enforceable in accordance with their terms.

          2.3  Non-Contravention; Consents

                (a) Neither the execution and delivery by Commerce One, nor the consummation or performance by Commerce One of any of the transactions to be consummated or performed by it under this Agreement or any Related Equity Agreement, will directly or indirectly (with or without notice or lapse of time): (i) violate any provision of Commerce One's Certificate of Incorporation or Bylaws, (ii) constitute or result in a breach or default by Commerce One or any of its subsidiaries, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on Commerce One's assets, under any agreement or instrument to which Commerce One or any of its subsidiaries is a party or by which Commerce One or any of its subsidiaries is bound, which breach, default, termination or Lien would have, or would be reasonably expected to have, a Material Adverse Effect on Commerce One, or (iii) constitute a violation by Commerce One or any of its subsidiaries of any Requirement of Law.

                (b) Except for the filings under the Hard-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other Person on the part of Commerce One or any of its subsidiaries is required in connection with the execution, delivery and performance by Commerce One of this Agreement and the Related Equity Agreements or the consummation of the transactions contemplated hereby and thereby.

                (c) Commerce One is not in violation of any provision of its Certificate of Incorporation or Bylaws or any other agreement, contract, obligation or commitment, which violation would materially affect its ability to perform its obligations under this Agreement or any of the Related Equity Agreements or has, or could reasonably be expected to have, a Material Adverse Effect on Commerce One.

          2.4  Capital Structure

                (a) As of May 31, 2001, the authorized capital stock of Commerce One consists of 950,000,000 shares of Common Stock, $.0001 par value, of which 208,742,610 shares (together with the associated rights to purchase Series A Participating Preferred Stock) are issued and outstanding on such date, 50,000,000 shares of Preferred Stock, $0.0001 par value, of which 300,000 shares are designated Series A Participating Preferred Stock, $.0001 par value, none of which are issued and outstanding of such date, and 49,700,000 shares of which are undesignated Preferred Stock, $.0001 par value, none of which are issued or outstanding on such date. All such shares of Commerce One have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any Liens or encumbrances other than any Liens or encumbrances created by or imposed upon the holders thereof. Commerce One has also reserved 75,743,739 shares of Common Stock for issuance pursuant to its employee and director stock and option and stock purchase plans (the "Plans"), 23,219,156 of which were issuable upon exercise of such outstanding stock options as of May 31, 2001 and 24,641,051 of which may be issued in connection with Commerce One's employee stock option exchange program. In addition, 200,000 other shares of Common Stock are issuable pursuant to outstanding stock options (other than those described above), warrants, rights, convertible or exchangeable securities or other agreements as of May 31, 2001. Upon the Reorganization, New Commerce One Holding's certificate of incorporation and bylaws as in effect immediately following the reorganization will be identical to Commerce One's certificate of incorporation and bylaws, respectively, as in effect immediately prior to the consummation of the Reorganization, and New Commerce One Holding's capitalization will become identical to the capitalization of Commerce One immediately prior to the consummation of the Reorganization, except that an additional 28,800,000 shares of Common Stock will be issued and outstanding following the consummation of the Reorganization. Except as contemplated by this Agreement, there are no other options, warrants, rights, convertible or exchangeable securities, commitments, or agreements of any character to which Commerce One is a party or by which it is bound obligating Commerce One to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Commerce One or any securities convertible into or exchangeable for capital stock of Commerce One or obligating Commerce One to grant, extend or enter into any such option, warrant, right, commitment or agreement. There are no outstanding bonds, debentures, notes or other obligations issued by Commerce One which permit the holders thereof to vote with the stockholders of Commerce One on any matter. Except as contemplated by this Agreement, no change in the capitalization of Commerce One or New Commerce One Holding has occurred since May 31, 2001 and through the date of this Agreement, except for (i) issuance of stock options and other rights under Commerce One's and its affiliates' stock and option and stock purchase plans, (ii) exercise of outstanding options and other rights under Commerce One's and its affiliates' stock and option and stock purchase plans.

                (b) The shares of Common Stock to be issued pursuant to this Agreement have been duly authorized, and when issued to SAP AG in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, free of any Liens except as provided in this Agreement or any of the Related Equity Agreements or federal and state applicable securities laws. Assuming that the representations and warranties of SAP AG in Section 3.6 hereof are truthful and accurate, the issuance and sale of the Shares pursuant to this Agreement will be exempt from the registration requirements of Section 5 of the Securities Act.

          2.5  Litigation.  As of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Commerce One, threatened against Commerce One or any of its subsidiaries or any of their properties or assets before any Governmental Authority which (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Commerce One. None of Commerce One or any of its subsidiaries or any of their assets or properties (whether leased or owned) are subject to any orders, judgments, injunctions or decrees which could reasonably be expected to have a Material Adverse Effect on Commerce One.

          2.6  Brokers.  Except for the investment bank(s) previously disclosed to SAP AG, whose fees and expenses will be paid by Commerce One, Commerce One has not granted or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive from Commerce One, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

          2.7  SEC Filings; Financial Statements

                (a) Commerce One has timely and properly filed all forms, schedules, reports, prospectuses, proxy statements and documents required to be filed by Commerce One with the SEC (the "Commerce One SEC Reports") and has made available true and correct copies thereof to SAP

AG. The Commerce One SEC Reports (i) at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Commerce One makes no representation or warranty whatsoever concerning the Commerce One SEC Reports as of any time other than the time they were filed, amended or superseded. None of Commerce One's subsidiaries are required to file any forms, reports or other documents with the SEC.

                (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) (the "Commerce One Financial Statements") contained in the Commerce One SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and complied in all material respects with the rules and regulations of the SEC. Each of the Commerce One Financial Statements fairly presents in all material respects the consolidated financial position of Commerce One and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be, individually or in the aggregate, materially adverse to Commerce One and its subsidiaries taken as a whole.

          2.8  No Undisclosed Liabilities, Absence of Certain Events and Changes.  Except as otherwise disclosed in the Commerce One SEC Reports, since March 31, 2001 neither Commerce One nor any of its subsidiaries has incurred any liabilities or obligations (whether absolute or contingent) other than those arising from operations in the ordinary course of business consistent with past practice. Since December 31, 2000, except as disclosed in the Commerce One SEC Reports filed with the SEC and publicly available prior to the date hereof, there has not been any event, occurrence, development or circumstances and there has been no change in or development with respect to the business, condition (financial or otherwise), assets, liabilities, properties, operations or results of operations of Commerce One and its subsidiaries except events, occurrences, developments, circumstances, changes and developments which have not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Commerce One.

          2.9  Intellectual Property.  Commerce One and its subsidiaries own, free and clear of all Liens, and have good and marketable title to, or hold adequate licenses or otherwise possess all such rights as are necessary to use all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques (collectively, "Intellectual Property") necessary for the conduct of their business as now conducted. To Commerce One's knowledge, the business of Commerce One as presently conducted does not infringe upon or violate any Intellectual Property rights of others except where such infringement or violation, individually or in the aggregate, would not have a Material Adverse Effect on Commerce One.

          2.10  Material Contracts.  Except as disclosed in the Commerce One SEC Reports, neither Commerce One nor any of its subsidiaries is, nor to the knowledge of Commerce One is any other party, in material default under, or in material breach or material violation of any "material contracts" within the meaning of Item 601 of Regulation S-K of the SEC to which Commerce One or any of its subsidiaries is a party or any material contracts concerning Commerce One's Intellectual Property (collectively, "Commerce One Material Contracts"). All of the Commerce One Material Contracts are valid, binding and in full force and effect in all material respects and enforceable by Commerce One in accordance with their respective terms. No event has occurred which, with the giving of notice or passage of time or both, would constitute a material default by Commerce One or any of its subsidiaries or, to the knowledge of Commerce One, any other party under any Commerce One Material Contract.

          2.11  Sufficiency of Assets.  Commerce One has good and marketable title to its property and assets, free and clear of all Liens, except such Liens which arise in accordance with the ordinary course of business and do not materially impair Commerce One's ownership or use of such property or assets. With respect to the property and assets it leases, Commerce One is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens. The assets and properties of Commerce One and its subsidiaries (including Commerce One's Intellectual Property), whether owned, leased, licensed or otherwise held, constitute (i) all of the material assets and rights that are used by Commerce One and its subsidiaries in the operation of their business as it is being conducted as of the date hereof and (ii) all the property, real and personal, tangible and intangible, necessary for Commerce One and its subsidiaries to conduct such business as it is being conducted as of the date hereof.

          2.12  Compliance with Applicable Law.  Commerce One and its subsidiaries are in compliance in all material respects with all Requirements of Law of any Governmental Authority, including those relating to environmental, occupational health and safety, fair employment and equal opportunity, and no claims or complaints from any Governmental Authorities or other parties have been received by Commerce One or any of its subsidiaries, and, to the knowledge of Commerce One, no claims or complaints are threatened alleging that Commerce One or any of its subsidiaries is in violation of any such Requirement of Law except for such claims or complaints which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Commerce One.

          2.13  Section 203 Approval.  The Board of Directors of each of Commerce One and New Commerce One Holding have "approved," for purposes of Section 203(a)(1) of the DGCL, (a) the acquisition pursuant hereto by SAP or any Purchaser Controlled Entity (as defined in the Standstill Agreement) of the Shares and (b) the acquisition by SAP or any Purchaser Controlled Entity of any additional shares of Commerce One Common Stock up to the Standstill Limit (as defined in the Standstill Agreement, which Standstill Limit shall be applicable with respect to the approval described in this Section 2.13 irrespective of whether the Standstill Agreement is in effect at such time or at any time in the future), and all other transactions contemplated hereby or by the Standstill Agreement pursuant to which SAP or any Purchaser Controlled Entity becomes an "interested stockholder" under Section 203 of the DGCL.

          2.14  Amendment of Rights Agreement.  Commerce One's Board of Directors has amended that certain Preferred Stock Rights Agreement, dated as of April 18, 2001, by and between Commerce One and Fleet National Bank as Rights Agent (the "Rights Agreement"), in order to permit the transactions contemplated herein, such that SAP AG shall be excepted from the operation of the Rights Agreement only to the extent of the Standstill Limit specified in the Standstill Agreement (irrespective of whether the Standstill Agreement is in effect at such time or at any time in the future).

    3.  Representations and Warranties of SAP AG

    SAP AG hereby represents and warrants to Commerce One as follows:

          3.1  Organization and Good Standing.  SAP AG is a corporation duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany. SAP AG has the corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on SAP AG.

          3.2  Authority; Binding Nature of Agreements.  SAP AG has all requisite corporate power and authority to enter into this Agreement and any Related Equity Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Equity Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SAP AG. This Agreement and any Related Equity Agreements to which SAP AG is party have been duly executed and delivered by SAP AG and constitute the valid and binding obligations of SAP AG, enforceable in accordance with their terms.

          3.3  Non-Contravention; Consents

                (a) Neither the execution and delivery by SAP AG, nor the consummation or performance by SAP AG of any of the transactions to be consummated or performed by it under this Agreement or the Related Equity Agreements, will directly or indirectly (with or without notice or lapse of time): (i) violate any provision of SAP AG's charter documents, (ii) after giving effect to the amendment and restatement of the Standstill Agreement effective as of the Closing, constitute or result in a breach or default by SAP AG, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on SAP AG's assets, under any agreement or instrument to which SAP AG is a party or by which SAP AG is bound which breach, default, termination or Lien would have a Material Adverse Effect on SAP AG, or (iii) constitute a violation by SAP AG of any Requirement of Law.

                (b) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of SAP AG is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Equity Agreements except for any filings to be made after the Closing as required by the German Competition Act, European Community Treaty Act and Council Regulation 4064/89.

          3.4  Litigation.  As of the date hereof, there are no actions, suits, proceedings or investigations pending or, to the knowledge of SAP AG, threatened against SAP AG or any of its property or assets before any Governmental Authority which (i) in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SAP AG (other than as disclosed in public filings made by SAP AG with the SEC or as disclosed in writing by SAP AG to Commerce One on or before the date hereof).

          3.5  Brokers.  Except for the investment bank previously disclosed to Commerce One, whose fees and expenses will be paid by SAP AG, SAP AG has not granted or become obligated to pay, or taken any action that likely would result in any Person claiming to be entitled to receive from SAP AG, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

          3.6  Investment Representations

                (a) SAP AG understands that none of the Shares has been registered under the Securities Act. SAP AG also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon SAP AG's representations contained in this Agreement, and that Commerce One is relying upon the truth and accuracy of SAP AG's representations, warranties, acknowledgements and understandings with respect to the material facts set forth herein.

                (b) SAP AG is acquiring the Shares for SAP AG's own account for investment purposes only, and not with the current intention of making a public distribution thereof.

                (c) SAP AG has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Commerce One so that it is capable of evaluating the merits and risks of its investment in Commerce One and has the capacity to protect its own interests. SAP AG, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Related Equity Agreements. SAP AG is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                (d) SAP AG acknowledges that the Shares may be required to be held indefinitely and that SAP AG must bear the economic risk of this investment indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. SAP AG understands that Commerce One's obligations to register the Shares are set forth in the SAP Investor Rights Agreement. SAP AG also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow SAP AG to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times SAP AG might propose.

                (e) SAP AG has been advised or is aware of the provisions of Rule 144 under the Securities Act ("Rule 144"), which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain current public information about Commerce One, (ii) the resale occurring not less than one year after a party has purchased and paid for the security to be sold, (iii) the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and (iv) the number of shares being sold during any three-month period not exceeding specified limitations. SAP has been advised or is aware that it may be deemed to be an "affiliate" of Commerce One with the meaning of the Securities Act following the execution of this Agreement.

                (f) SAP AG did not receive any information regarding such purchase and sale through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

          3.7  Disclosure.  SAP AG has received copies of all Commerce One filings with the SEC that SAP AG has requested. Without limiting Commerce One's obligations with respect to any representations or warranties made by Commerce One in this Agreement, SAP AG has been afforded the opportunity to obtain any additional information deemed necessary by SAP AG to verify the accuracy of any representations made or information conveyed to SAP AG. SAP AG confirms that all documents records and books pertaining to its investment in Common Stock and requested by SAP AG have been made available or delivered to SAP AG. SAP AG has had an opportunity to ask questions of and receive answers from Commerce One, or from a person or persons acting on Commerce One's behalf, concerning the terms and conditions of this investment.

          3.8  Current Common Stock Ownership.  As of the date of this Agreement, SAP AG beneficially owns 9,817,046 shares of Common Stock. Except for such shares, SAP AG does not own any other equity securities of Commerce One, any options, warrants or other rights to acquire equity securities of Commerce One or any other securities convertible into equity securities of Commerce One. SAP is not currently in breach of any of the terms and conditions of Section 2.1(a), (d), (e), (f), and (g) of the Standstill and the Stock Restriction Agreement, dated June 14, 2000, by and between Commerce One and SAP AG.

    4.  Conditions to Closing

          4.1  Conditions to SAP AG's Obligations.  SAP AG's obligation to purchase the Shares is subject to the satisfaction, at or prior to the purchase of the Shares, of the following respective conditions (any of which may be waived by SAP AG, in whole or in part):

                (a) The representations and warranties of Commerce One contained in Sections 2.1, 2.2 and 2.4 shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the date of this Agreement and the Closing Date, except for the representations and warranties in Section 2.4 which address matters only as a particular date, which shall be true and correct in all material respects as of such date. The other representations and warranties of Commerce One contained in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the date of this Agreement and the Closing Date (other than representations and warranties made specifically with reference to a particular date, which, subject to the following proviso shall have been true and correct as of such date), except in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Commerce One (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded); and SAP AG shall have received a certificate signed by a duly authorized executive officer of Commerce One confirming the foregoing as of the Closing Date with respect to the representations and warranties made by Commerce One.

                (b) Commerce One shall have performed and complied with all of its covenants and agreements contained in this Agreement in all material respects through the Closing; and SAP AG shall have received a certificate signed by a duly authorized executive officer of Commerce One confirming the foregoing as of the Closing Date.

                (c) There shall not exist, and there shall not have been any event, occurrence, change, development or circumstance (other than as previously disclosed in writing by Commerce One to SAP or disclosed by Commerce One publicly in a filing with the SEC prior to the date of this Agreement), which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Commerce One.

                (d) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated by this Agreement or any Related Equity Agreement not be consummated in the manner provided for in this Agreement or a Related Equity Agreement, nor shall there be pending any proceeding brought by a governmental authority or agency seeking any of foregoing.

                (e) The applicable waiting period under the HSR Act and any applicable foreign antitrust or competition laws shall have expired or been terminated.

                (f) Commerce One shall have duly executed and delivered to SAP AG the SAP Investor Rights Agreement.

                (g) SAP AG shall have received the opinion of independent counsel to Commerce One, dated the date of the Closing Date of the purchase and sale of the Shares, in the form of Exhibit B hereto.

                (h) Commerce One shall have amended the Rights Agreement in the manner contemplated by Section 2.14.

                (i) The Strategic Alliance Agreement, dated as of September 18, 2000 by and between Commerce One, SAP AG and SAP Markets, Inc., as amended to date and as may be amended hereafter, and any successor or replacement agreement, (the "Strategic Alliance Agreement") shall not have expired or been terminated, and there shall not be any uncured material breach by Commerce One which, if not cured, would result in SAP AG or SAP Markets, Inc. having the right to terminate of the Strategic Alliance Agreement.

          4.2  Conditions to Commerce One's Obligations.  Commerce One's obligation to sell the Shares, is subject to the satisfaction, at or prior to the delivery of the Shares, of the following respective conditions (any of which may be waived by Commerce One, in whole or in part):

                (a) The representations and warranties of SAP AG contained in this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the date of this Agreement and the Closing Date, (other than representations and warranties made specifically with reference to a particular date, which, subject to the following provisions, shall have been true and correct as of such date) except in each case, or in the aggregate, as does not constitute a Material Adverse Effect on SAP AG (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded); and Commerce One shall have received a certificate signed by a duly authorized executive officer of SAP AG confirming the foregoing as of the Closing Date.

                (b) SAP AG shall have performed and complied with all of its covenants and agreements contained in this Agreement in all material respects through the Closing; and Commerce One shall have received a certificate signed by a duly authorized executive officer of SAP AG confirming the foregoing as of the Closing Date.

                (c) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated in this Agreement or any Related Equity Agreement not be consummated in the manner provided for in this Agreement or a Related Equity Agreement.

                (d) SAP AG shall have duly executed and delivered the Standstill Agreement to Commerce One.

                (e) The applicable waiting period under the HSR Act and any applicable foreign antitrust or competition laws shall have expired or been terminated.

                (f) Commerce One shall have received the opinion of in-house counsel to SAP AG, dated the Closing Date, substantially identical to the opinion given to Commerce One on behalf of SAP AG by Schilling, Zutt & Anschutz, dated June 16, 2000.

                (g) SAP AG is not at such time, or would not be after giving effect to the sale of the Shares, in breach of the provisions of Section 2.1 of the Standstill Agreement.

                (h) The Strategic Alliance Agreement shall not have expired or been terminated, and there shall not be any uncured material breach by SAP Markets, Inc. or SAP AG which, if not cured, would result in Commerce One having the right to terminate of the Strategic Alliance Agreement.

    5.  Additional Agreements.

          5.1  Filings and Consents.  Each party hereto will cooperate with each other with respect to obtaining, as promptly as practicable, and in any event prior to the Closing, all necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all other filings with (including, without limitation, filings under the HSR Act or under applicable foreign antitrust or competition laws), any third parties, including Governmental Authorities, necessary to authorize, approve or permit the transactions contemplated by this Agreement and the Related Equity Agreements.

          5.2  Covenant to Satisfy Conditions.  Subject to the terms and conditions of this Agreement and applicable law, each party agrees to use all commercially reasonable efforts to ensure that the conditions to the other party's obligations hereunder set forth in Section 4, insofar as such matters are within the control of such party, are satisfied as promptly as practicable.

          5.3  Further Assurances.  Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by any other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          5.4  Adjustment to Number and Type of Securities and Purchase Price.  The type and number of securities of Commerce One issuable hereunder and the Purchase Price per share of such securities are subject to adjustment as set forth below:

                (a) Upon any reclassification, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable hereunder or upon the payment of a dividend in securities or property other than Common Stock, SAP AG shall be entitled to receive the number and kind of securities and property that SAP AG would have received if SAP AG had made a purchase hereunder immediately before the record date for such reclassification, exchange, substitution or other event or dividend, subject to further adjustments as provided in this Section 5.4. The provisions of this Section 5.4(a) shall similarly apply to successive reclassifications, exchanges, substitutions or other events or dividends.

                (b) If Commerce One is a party to any transaction (including any consolidation or merger of Commerce One with or into any other corporation, entity or person in which Commerce One shall not be the continuing or surviving entity, statutory share exchange, sale of all or substantially all of the assets of Commerce One or a recapitalization or reorganization or other transaction) in each case as a result of which shares of Common Stock are converted into the right, or the holders of Common Stock are otherwise entitled, to receive stock, securities or other property (including cash or any combination thereof) (any such transaction being hereinafter referred to as a "Recapitalization"), then, in each such case, SAP AG, at any time after the consummation or effective date of such Recapitalization, shall receive, in lieu of or in addition to (as the case may be) the Common Stock otherwise issuable hereunder prior to the date of such Recapitalization and the stock and other securities and property (including cash or any combination thereof) to which SAP AG would have been entitled upon the date of such Recapitalization if SAP AG had purchased shares of Common Stock hereunder immediately prior thereto. Commerce One shall not be a party to any Recapitalization unless the terms thereof are consistent with the provisions of this Section 5.4 and any successor or acquiring entity has expressly assumed by written instrument the obligations of Commerce One hereunder. The provisions of this Section 5.4(b) shall similarly apply to successive Recapitalization.

                (c) In case of any adjustment in the type of securities issuable hereunder, Commerce One will promptly give written notice thereof to SAP AG in the form of a certificate, certified and confirmed by an officer of Commerce One, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

                (d) Commerce One shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of meeting its obligations under this Agreement, a sufficient number of shares of Common Stock to meet its obligations under this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to meet the obligations of Commerce One under this Agreement, in addition to such other remedies as shall be available to SAP AG, Commerce One shall use its reasonable efforts to take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                (e) If at any time, as a result of an adjustment made pursuant to this Section 5.4, SAP AG shall become entitled hereunder to receive any shares of capital stock of other than Common Stock, the number of such other shares so receivable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 5.4 and the provisions of this Agreement shall apply on like terms to any other such shares.

          5.5  No Impairment of Rights.  Commerce One hereby agrees that it will not, through the amendment of its Certificate of Incorporation, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder of the Shares against impairment. Without limiting the generality of the foregoing, Commerce One will (i) take all such action as may be necessary or appropriate in order that Commerce One may validly and legally issue hereunder fully paid and nonassessable shares of Common Stock, free and clear of any liens, encumbrances and restrictions, and (ii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable Commerce One to perform its obligations hereunder.

          5.6  Notification of Certain Matters.  Between the date hereof and the Closing Date, each party hereto will give prompt notice in writing to the other party of: (i) the occurrence or non-occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied, (ii) any failure of such party to comply with or satisfy any condition, covenant or agreement to be complied with or satisfied by it hereunder, and (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or any Related Equity Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

          5.7  Public Announcements.  Except to the extent otherwise required by applicable law or any listing agreement concerning Commerce One's or SAP AG's publicly traded securities, none of the parties hereto will disclose to any Person, issue any press release or make any public announcements concerning the transactions contemplated by this Agreement or any Related Equity Agreement or the contents of any thereof without the prior written consent of Commerce One and SAP AG; it being understood and agreed, however, that Commerce One currently expects to file with the SEC complete unredacted copies of this Agreement and the Related Equity Agreements as exhibits to a Form 8-K. Commerce One hereby agrees to provide a copy of such Form 8-K (including exhibits) to SAP AG prior to its filing.

          5.8  Execution of Other Agreements.  Concurrently with the execution of this Agreement, each of Commerce One, New Commerce One Holding and SAP AG, as applicable, shall execute and deliver the Related Equity Agreements and the amendment to the Strategic Alliance Agreement.

          5.9  Updated Capital Structure Information.  At the Closing, Commerce One shall deliver to SAP AG information regarding its capital structure, to the extent and in a similar form as provided in Section 2.4 hereof, as of a date within 10 business days prior to the Closing

    6.  Termination

          6.1  Termination Events.  Without prejudice to other remedies which may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                (a) by mutual written consent of Commerce One and SAP AG;

                (b) by either Commerce One or SAP AG by giving written notice to the other party if the Closing shall not have occurred prior to September 30, 2001, unless extended by written agreement of the parties; provided that the party seeking termination pursuant to this subsection (b) is not in default or breach hereunder and provided, further, that the right to terminate this Agreement under this clause (b) shall not be available (i) to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) in the event that the Closing shall not have occurred as a result of a failure of any representation to be true and correct and the party seeking termination knew of such breach prior to the date of this Agreement; or

                (c) by either Commerce One or SAP AG by giving written notice to the other party if any Governmental Authority shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement or any Related Equity Agreement and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable.

          6.2  Effect of Termination.  In the event of any termination of this Agreement pursuant to Section 6.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of either party or its respective subsidiaries and affiliates in respect thereof, except that (a) the obligations of the parties under Section 5.7 and Section 7 (other than Section 7.4) of this Agreement shall remain in full force and effect and (b) such termination shall not relieve Commerce One or SAP AG of any liability for any breach of this Agreement.

    7.  Miscellaneous

          7.1  Interpretation

                (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

                (c) When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement unless otherwise indicated.

          7.2  Fees and Expenses.  Each party shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except to the extent expressly set forth in this Agreement. Without limiting the generality of the foregoing, each of SAP AG and Commerce One shall pay (i) 50% of all fees payable in connection with the HSR Act filing and (ii) 50% of all stamp and other transfer taxes, if any, which may be payable in respect of the issuance, sale and delivery to SAP AG of Common Stock pursuant to the terms of this Agreement.

          7.3  Governing Law; Jurisdiction and Venue

                (a) This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

                (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the States of California or Delaware. Each party to this Agreement:

                      (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the States of California or Delaware (and each appellate court located in the States of California or Delaware in connection with any such legal proceeding, including to enforce any settlement, order or award;

                      (ii) agrees that each state and federal court located in the States of California or Delaware shall be deemed to be a convenient forum; and

                      (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the States of California or Delaware any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

                (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the States of California or Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the States of California or Delaware or any other jurisdiction.

                (d) In the event of any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys' fees) incurred by the prevailing party.

          7.4  Specific Enforcement.  The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is accordingly agreed that any party hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of the Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it may be entitled at law or equity, and such party that is sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by the party bringing such action.

          7.5  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and are not for the benefit of, nor may any provision hereof or thereof be enforced by, any other Person.

          7.6  Entire Agreement.  This Agreement and the Related Equity Agreements and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          7.7  Severability.  The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

          7.8  Amendment and Waiver

                (a) This Agreement may be modified only pursuant to a writing executed by authorized representatives of SAP AG and Commerce One.

                (b) No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

          7.9  Assignment and Successors.  SAP AG may transfer or assign its rights and obligations hereunder to any wholly-owned subsidiary of SAP AG; provided, however, that such rights are transferred in accordance with the terms of the Standstill Agreement, and such transferee executes and delivers a counterpart copy of this Agreement thereby agreeing to be bound by the terms and provisions set forth herein. Further, the parties agree that, in the event that the reorganization of Commerce One into a holding company structure is consummated prior to the Closing Date, that New Commerce One Holding (as the publicly-traded holding company of Commerce One) shall without any further action of the parties automatically assume all of Commerce One's rights and obligations hereunder, and except as the context requires otherwise all references herein to Commerce One shall be deemed to be referenced to New Commerce One Holding. Except as permitted herein, any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties shall be void ab initio. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          7.10  Relationship of the Parties.  For all purposes of this Agreement and the Related Equity Agreements, each of the parties hereto and their respective Affiliates shall be deemed to be independent entities and, anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute the parties hereto or any of their respective Affiliates as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement make any party hereto an employee or agent, legal or otherwise, of the other parties for any purposes whatsoever. This Agreement does not create or constitute, and shall not be construed as creating or constituting, a voting trust agreement under the Delaware General Corporation Law or any other applicable corporation law. None of the parties to this Agreement is authorized to make any statements or representations on behalf of any other party or in any way to obligate any other party, except as expressly authorized in writing by the other parties. Anything in this Agreement to the contrary notwithstanding, no party hereto or thereto shall assume nor shall be liable for any liabilities or obligations of the other parties, whether past, present or future.

          7.11  Notices.  All notices required or permitted hereunder shall be in writing and shall be given, and deemed effectively given, if given in accordance with the applicable section of the Strategic Alliance Agreement.

          7.12  Facsimile; Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          7.13  Survival of Representations and Warranties.  The representations and warranties of the parties contained in this Agreement shall survive until the date which is one (1) year following the Closing Date; provided, however, that the representations and warranties set forth in Sections 2.2, 2.4(b), 2.13 and 2.14 shall continue in perpetuity.

[The remainder of this page is intentionally left blank]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMMERCE ONE, INC.
By:	/s/ PETER F. PERVERE
Name: Peter F. Pervere Title: Senior Vice President and Chief Financial Officer
NEW COMMERCE ONE HOLDING, INC.
By:	/s/ PETER F. PERVERE
Name: Peter F. Pervere Title: Senior Vice President and Chief Financial Officer
SAP AG
By:	/s/ WERNER BRANDT
Name: Werner Brandt Title:
By:	/s/ MICHAEL JUNGE
Name: Michael Junge Title: General Counsel

[Signature page to Share Purchase Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    "Business Day" shall mean any day other than a Saturday or Sunday or other day on which commercial banks in California are authorized or required by law to close.

    "Common Stock" shall mean the common stock, par value $0.0001 per share, of Commerce One, Inc., a Delaware corporation and the associated stock purchase rights.

    "DGCL" shall mean the Delaware General Corporation Law.

    "Dollars" or "$" shall mean United States dollars.

    "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Governmental Authority" means any nation or government, any state or other political subdivision thereof or court, arbitral or other tribunal and any Entity properly exercising executive, legislative, judicial, regulatory or administrative functions of government.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Lien" shall mean any charge, equitable interest, lien, encumbrance, claim, option, proxy by way of security, pledge, security interest, mortgage, right of first refusal, right of preemption, transfer or retention of title agreement, or restriction by way of security of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

    "Material Adverse Effect" shall mean, with respect to Commerce One or SAP AG, any change event or effect that is materially adverse to (a) the business, assets, financial condition, operations or results of operations of such company and its subsidiaries taken as a whole; or (b) the ability of such company to consummate the transactions contemplated by this Agreement or the Related Equity Agreements or perform its obligations with respect thereto; provided, however, that in no event shall a decline in the market price of an entity's publicly traded securities, in and of itself, constitute a Material Adverse Effect.

    "Person" shall mean any individual, Entity or Governmental Authority.

    "Preferred Stock" shall mean the preferred stock, par value $0.0001 per share, of Commerce One, Inc., a Delaware corporation.

    "Purchase Price" shall have the meaning specified in Section 1 of the Agreement.

    "Related Equity Agreements" shall mean the Standstill Agreement and the SAP Investor Rights Agreement.

    "Requirements of Law" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, securities, antitrust, communications, licensing, health, safety, labor and trade laws, rules and regulations, and all orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

A–1

    "SAP Investor Rights Agreement" shall mean the SAP Investor Rights Agreement to be entered into concurrently herewith in the form attached hereto as Exhibit D.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "SEC" shall mean the U.S. Securities and Exchange Commission.

    "Standstill Agreement" shall mean the Amended and Standstill and Stock Restriction Agreement to be entered into concurrently herewith by and between Commerce One and SAP AG, in the form attached hereto as Exhibit E.

A–2

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SHARE PURCHASE AGREEMENT
EXHIBIT A CERTAIN DEFINITIONS